EXHIBIT 10.2

MELA SCIENCES, INC.

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this "Agreement") is dated as of December 15, 2015 between MELA Sciences, Inc., a Delaware corporation (the "Company"), and Michael R. Stewart (the "Recipient"), an employee of the Company.
WHEREAS, the Board of Directors of the Company (the "Board") has adopted, and the Company's stockholders have approved, the MELA Sciences, Inc. 2013 Stock Incentive Plan, as amended (the "Plan"), the purpose of which is to offer equity-based compensation incentives to employees, directors and consultants employed or engaged by the Company, to attract, motivate, reward and retain such persons and to further align the interests of such persons with those of the stockholders of the Company; and
WHEREAS, the Company desires to grant to the Recipient, effective as of the date of this Agreement (the "Award Date"), shares of the Company's Common Stock upon the terms and conditions set forth in the Plan and this Agreement; and
WHEREAS, the Recipient desires to accept the Award in accordance with the terms and provisions of the Plan and this Agreement.
NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the Company and the Recipient agree as follows:
1.            Stock Award Grant.  Subject to the terms of this Agreement and the Plan, the Company hereby grants to the Recipient under the Plan 100,000 shares of restricted Common Stock (the "Restricted Shares") on the Award Date.  Capitalized terms used herein but not defined in this Agreement shall have the respective meanings assigned to them in the Plan.
2.            Vesting; Change of Control.
(a)            Subject to the provisions of Section 6, the Restricted Shares shall vest, and the restrictions imposed on the Restricted Shares under this Agreement with respect to the total number of Restricted Shares subject to this Award shall terminate, on January 6, 2016.
(b)            If a Change of Control shall occur, the Award shall vest on the date of the Change of Control.  For purposes of this Agreement, the term "Change of Control" is defined as:  (i) any "person," as such term is used in sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended, (the "Exchange Act") becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; provided, however, that no Change of Control shall be deemed to occur by reason of the acquisition of securities of the Company by one or more investors in the Company in capital-raising transactions; (ii) the direct or indirect sale or exchange by the stockholders of the

Company of all or substantially all of the outstanding capital stock of the Company; (iii) a merger or consolidation in which the Company is a party and in which the stockholders of the Company before such Change of Control do not retain, directly or indirectly, at a least majority of the beneficial interest in the voting stock of the Company after such transaction; or (iv) an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.
3.            Dividend and Voting Rights.  From and after the Award Date, the Recipient shall be entitled to cash and stock dividends and voting rights with respect to the Restricted Shares even though such shares have not become vested as provided in Section 2; provided, however, that all such rights shall be forfeited in respect to the Award as of the time the Award is forfeited.
4.            Restrictions on Transfer.  Prior to the time that the Restricted Shares have become vested pursuant to Section 2, neither the Restricted Shares, nor any interest therein, amount payable in respect thereof other than cash and stock dividends, nor Retained Distributions (as defined in Section 7) with respect thereto may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  Any sale or transfer, or purported sale or transfer, of any Restricted Shares that have not yet become vested as provided in Section 2 or any interest therein, amounts payable in respect thereof (other than cash or stock dividends), or Retained Distributions with respect thereto, other than to the Company, shall be null and void unless made in compliance with the terms, conditions and provisions of this Agreement.
5.            Delivery of Shares.
(a)            The Company shall, upon or promptly following the Award Date, issue a certificate representing the Restricted Shares registered in the name of the Recipient.  Such certificate shall be held by the Company or its designee until the Restricted Shares represented thereby vest as provided in Section 2.
(b)            Promptly after the vesting of any Restricted Shares as provided in Section 2, the Company shall deliver to the Recipient a certificate evidencing the number of such vested Restricted Shares.  The shares represented by such certificate so delivered shall no longer be restricted as provided in Section 4.
(c)            Concurrently with the execution and delivery of this Agreement, the Recipient shall deliver to the Company an executed stock power in the form attached hereto, in blank, with respect to the Restricted Shares and any related Retained Distributions.  The Recipient, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its officers (other than the Recipient) as the Recipient's attorney-in-fact to effect any transfer of unvested, forfeited shares and any related Retained Distributions to the Company as may be required or permitted pursuant to this Agreement and to execute such documents as the Company or such officers deem necessary or advisable in connection with any such transfer.

6.            Cessation of Service.
(a)            Except as set forth in Section 6(b) and unless otherwise determined by the Board or the Compensation Committee of the Board (the "Compensation Committee"), if the Recipient ceases to be an employee of the Company prior to the vesting of the Award, the Recipient shall forfeit the Award on the date the Recipient ceases to be an employee, whereupon and the Company shall have no further obligations to the Recipient under this Agreement.
(b)            Notwithstanding the provisions of Section 6(a), unless otherwise determined by the Board or the Compensation Committee, if the Recipient dies prior to the time on which it vests, the Award shall vest on the date of death.
7.            Adjustments upon Specified Events.  Upon the occurrence of a stock split, reverse stock split or any other change in capitalization, reorganization, merger or similar event affecting the Common Stock, the aggregate shares subject to this Agreement shall be adjusted to reflect such change and the restrictions and limitations applicable to the Restricted Shares under this Agreement shall continue in effect with respect to any consideration or other securities received in addition to or in exchange for the Restricted Shares (the "Retained Distributions" and, for the purposes of this Agreement, "Restricted Shares" shall include Retained Distributions, unless the context otherwise requires) received in respect of such Restricted Shares.  Such Retained Distributions shall vest at such times and in such proportion as the Restricted Shares to which the Retained Distributions are attributable vest, or would have vested pursuant to the terms of this Agreement if such Restricted Shares had remained outstanding, except to the extent that the Retained Distributions include any cash, other than cash dividends, in which event any unvested Restricted Shares as to which cash, other than cash dividends, is to be received shall become fully vested as of the close of business on the fifth business day prior to the record date for the receipt of such cash.
8.            Tax Withholding.  The Company shall reasonably determine the amount of any federal, state, local or other income, employment or other taxes that the Company may reasonably be obligated to withhold with respect to the purchase, vesting, making of an election under Section 83(b) of the Internal Revenue Code or other event with respect to the Restricted Shares or the vesting thereof.  In any of such events, the Company shall be entitled to require a cash payment by or on behalf of the Recipient or, in the Company's discretion, to deduct from other compensation payable to the Recipient, the amount of any such withholding obligations.  The Company's obligation to deliver the Restricted Shares or any certificates evidencing the Restricted Shares is subject to the condition precedent that the Recipient either pay or provide for the amount of any such withholding obligations in such manner as may be specified in this Agreement.
9.            Plan.  The Recipient acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof.  Provisions of the Plan that confer discretionary authority on the Company's Board or the Compensation Committee thereof do not and shall not be deemed to create any rights in the Recipient unless such rights are expressly set forth herein or are otherwise conferred by action of the Company's Board or its Compensation Committee in their respective sole discretion.  In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document.

10.            Governing Law; Severability; Miscellaneous.
(a)            This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
(b)            If a court of competent jurisdiction determines that any portion of this Agreement or of the Plan is in violation of any statute or public policy, then only the portions of this Agreement or of the Plan, as applicable, that violate such statute or public policy shall be stricken, and all portions of this Agreement and of the Plan which do not violate any statute or public policy shall continue in full force and effect.
(c)            This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.
(d)            The captions and section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
(e)            Each of the parties hereto shall use its reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.
(f)            Each of the parties recognizes that this Agreement is a legally binding contract and acknowledge and agrees that it has had the opportunity to consult with legal counsel of their choice.
(g)            Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Recipient shall be addressed to the Recipient at the address given beneath the Recipient's signature hereto.  By a notice given pursuant to this Section 10(g), either party may hereafter designate a different address for notices to be given to such party.  Any notice that is required to be given to the Recipient shall, if the Recipient is then deceased, be given to the Recipient's personal representative if such representative has previously informed the Company of such representative's status and address by written notice under this Section 10(g).  Any notice shall have been deemed duly given when delivered personally or sent by regular U.S. mail (with postage prepaid) or by overnight courier (with charges prepaid).
(h)            This Agreement, the executed stock power in the form attached hereto, and the Plan together constitute the entire and final agreement and supersede all prior understandings, negotiations and agreements, written or oral, of the parties hereto with respect to this Award.

IN WITNESS WHEREOF, the Company and the Recipient have executed this Agreement as of the date and year first above written.

MELA SCIENCES, INC.
By: /s/ Jeffrey F. O'Donnell, Sr.
Jeffrey F. O'Donnell, Sr. Chairman of the Board

/s/ Michael R. Stewart.
Michael R. Stewart
Address of Recipient 3930 Ruckman Way Doylestown, PA 18902

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between MELA Sciences, Inc., a Delaware corporation (the "Company"), and the undersigned dated as of December 15, 2015, the undersigned, hereby sells, assigns and transfers to the Company, an aggregate _____ shares of common stock of the Company, standing in the undersigned's name on the books of Company and represented by stock certificate number(s) ______________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints _________________________________________ as his attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.

Dated: _________________

_________________________________ Michael R. Stewart

(Instruction: Please do not fill in any blanks other than the signature line.  The purpose of the assignment is to enable the Company to exercise its rights to reacquire the shares in the circumstances provided for in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)